SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 7, 1997


                              SUNRIVER CORPORATION
             (Exact name of registrant as specified in its charter)


        Delaware                   0-17977                    13-3469637
(State or other jurisdiction     (Commission                 IRS Employer
of incorporation)                File Number)              Identification No.)


Echelon IV, Suite 200, 9430 Research Boulevard,
Austin, Texas                                                    78759-6543
(Address of principal executive offices)                         (Zip Code)


        Registrant's telephone number, including area code (512) 349-5800


                                       N/A
          (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

     In its most recent report on Form 8-K, the registrant, SunRiver Corporation (the "Company"), reported the resignation of Coopers & Lybrand L.L.P. as the Company's independent accountant, effective December 17, 1996. A letter from Coopers & Lybrand L.L.P. expressing agreement with the Company's statements in such report on Form 8-K regarding the absence of any adverse opinions or disagreements was included as an exhibit to such report.

     On January 7, 1997, BDO Seidman, LLP ("BDO Seidman") was engaged by the Company's Board of Directors as the new independent accountant of the Company to replace Coopers & Lybrand L.L.P.

     During the two fiscal years, and any interim period, preceding January 7, 1997, neither the Company nor anyone on its behalf consulted BDO Seidman on accounting principles, audit opinions or financial reporting matters.

     The Company has requested BDO Seidman to review the disclosures required in this Report before it is filed with the Commission and has provided BDO Seidman with the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, any clarification of the Company's views or statements by BDO Seidman that it does not agree with the statements made in this Report. BDO Seidman has informed the Company that it has reviewed these disclosures and does not intend to furnish the Company with such a letter.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             SUNRIVER CORPORATION
                                             Registrant


                                             By:/s/ Leonard N. Mackenzie
                                                ------------------------
                                                Leonard N. Mackenzie,
                                                President and
                                                Chief Executive Officer

Date: January 9, 1997

                                                         2